UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 27, 2017

Date of Report (Date of earliest event reported)

EXPERIENCE ART AND DESIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174155	81-1082861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 W. Azure Drive, Suite 140-952, Las Vegas, NV	89130
(Address of principal executive offices)	(Zip Code)

702-347-8521

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  Regulation FD Disclosure

Experience Art and Design Inc. – Update

“EXAD” and BDCI will execute their management agreement on or around July 7, 2017.  Both companies wish to complete a true up count of inventory prior to entering into the management agreement.  Bahamas Development Corp. “BDCI” is having a busy month with several orders that need to be delivered for July Fourth, which combined with scheduled vacation time make it impossible to complete this task by July 1, 2017.

EXAD has invited Mr. Eugene Caiazzo, the President of BDCI to join the Board of EXAD and to become its President.  Mr. Caiazzo has accepted the offer and will officially become an officer and director effective July 1, 2017.

EXAD has now completed 2 of the 3 steps to complete the transaction with the final steps being the management agreement and Asset Purchase Agreement. Once those two documents have been completed our current President Mr. Matthew Dwyer will resign from all positions with EXAD. This is expected to take place no later than July 15, 2017.  The company will then file its 14C and complete the processes of the Triangular Reverse Merger.

EXAD has been informed that BDCI and Mr. Eugene Caiazzo are working with their banking partner to complete the funding of their second acquisition.  The closing of the second acquisition is expected to be anywhere between the 15 and 31 of July, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPERIENCE ART AND DESIGN, INC.

DATE: June 27, 2017	/s/Matthew Dwyer
Matthew Dwyer
Chief Executive Officer